UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 5, 2022
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(575) 424-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry Into or Amendment of a Material Definitive Agreement

On July 5, 2022, Virgin Galactic, LLC (the “Subsidiary”), a wholly owned subsidiary of Virgin Galactic Holdings, Inc. (the “Company”) entered into an agreement (the “Master Agreement”) with Aurora Flight Sciences Corporation (“Aurora”), a wholly owned subsidiary of The Boeing Company, under which Aurora has agreed to design and manufacture the Company’s next generation of motherships, which serve as the air launch carrier aircraft in the Company’s space flight system.

The work under the Master Agreement is to be performed under a series of task orders, which cover the design, material procurement, tooling, manufacturing, integration, and testing of up to two mothership aircraft and one static test article intended to allow the Subsidiary to perform structural integrity analyses without taking the operational aircraft out of service.

Some portions of the work will be performed under task orders that will be billed on a time-and-materials basis, while others will be performed on a fixed-price basis. The Master Agreement contains an incentive framework under which the Subsidiary is eligible to receive a discount in the event of either cost overruns or schedule delays, while Aurora is eligible to receive additional payments for delivering the aircraft on time, under budget, or with greater-than-expected performance.

The Subsidiary will retain responsibility as the design authority for the program, pursuant to which it will have final approval of the aircraft design and will have interim approvals over certain elements of the design process, including key performance parameters and system requirements, verification methodology, program lifecycle reviews, and design and manufacturing standards. The Subsidiary is also responsible for obtaining the airworthiness certificate for each aircraft manufactured under the program, as well as approval to use the new aircraft as part of the Company’s space flight system licensed by the U.S. Federal Aviation Administration.

The Master Agreement contains customary terms relating to payment terms, warranties, intellectual property, proprietary information, and termination. The Master Agreement requires the Subsidiary to indemnify Aurora for losses resulting from the operation of the delivered aircraft, unless those losses were caused by Aurora’s reckless disregard or willful misconduct, a defect in the aircraft, or Aurora’s negligence during the manufacturing process.

Under the preliminary schedule contained in the Master Agreement, the first aircraft manufactured under the program is expected to complete flight testing in 2025.

The above description of the Master Agreement is a summary and is not complete. A copy of the Master Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q, and the above summary is qualified by reference to the terms of the Master Agreement set forth in such exhibit.

Forward-Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains certain forward-looking statements within the meaning of federal securities laws with respect to Company, including statements regarding the expected work under the Master Agreement and expected flight testing schedule. These forward-looking statements generally are identified by words such as “believe,” “project,”

“expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Form 8-K, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: July 6, 2022	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Executive Vice President, Chief Financial Officer and Treasurer